                                                                    EXHIBIT 10.2

                             STOCK OPTION AGREEMENT

                                   TERM SHEET

Under the Pulte Homes, Inc. 2004 Stock Incentive Plan @Plan_Name (the "Plan"), __________("Employee") has been granted ________ non-qualified stock options to purchase the Option Shares listed below. Certain terms and conditions of the Option are set forth immediately below in this "Term Sheet". Other terms and conditions are set forth in the "Attachment" which is appended to this Term Sheet. The Term Sheet and the Attachment are together the "Agreement" which is made and entered into between Pulte Homes Corporation (formerly known as Pulte Corporation), a Michigan corporation ("Corporation"), and Employee as of the Grant Date. Capitalized terms not otherwise defined in this Term Sheet are defined in the Plan or the Attachment, as the case may be.


                   Grant Date:
      Number of Option Shares:
           Stock Option Price:

              Expiration Date:   This Option shall expire on, and in no event
                                 may any portion of this Option be exercised after, _________ (i.e. the tenth anniversary of the Grant Date), except as otherwise provided in the Plan and the Attachment.

Vesting and Exercise Schedule:   This Option shall become vested and exercisable
                                 with respect to the Option Shares according to the following vesting and exercise schedule, except as otherwise provided in the Plan and the Attachment:

                                 - 50% of the Option Shares vest and become
                                   exercisable on the second anniversary of the grant date

                                 - 25% of the Option Shares vest and become
                                   exercisable on the third anniversary of the grant date

                                 - 25% of the Option Shares vest and become
                                   exercisable on the fourth anniversary of the grant date

Employee acknowledges receipt of copies of the Attachment and the Plan (which are incorporated by reference and made a part hereof) and this Term Sheet and agrees to abide by all of the terms and conditions of the Plan and the Agreement.

In witness whereof, the parties have executed the Agreement as of ____________ .

                                      PULTE HOMES, INC.,
                                          a Michigan corporation

                                          By:
                                             -----------------------------------



Agreed and Accepted:
Signature:
          ----------------------------------------

                             STOCK OPTION AGREEMENT

                                   ATTACHMENT


         THIS ATTACHMENT, together with the Term Sheet, constitute the Stock Option Agreement which is made and entered into as of the Grant Date between Pulte Homes, Inc. (formerly known as Pulte Corporation), a Michigan corporation ("CORPORATION"), and the employee listed in the Term Sheet ("EMPLOYEE"). Capitalized terms not otherwise defined in Section 17 below or the Term Sheet shall have the respective meanings ascribed to them in the Plan.

                                    RECITALS

         A. The Corporation previously established the Plan for certain key employees of the Corporation and its Subsidiaries selected by the Committee in its Discretion to be Participants in the Plan.

         B. The Plan provides that the Committee may in its Discretion grant one or more Options to Participants.

         C. The Committee has granted to the Employee an Option to acquire a certain number of Shares from the Corporation pursuant to the Plan and the Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. THE PLAN. The Plan is hereby incorporated by reference and made part of the Agreement and the parties shall be bound by the terms and conditions of the Plan. The Employee hereby acknowledges receipt of a copy of the Plan.

         2. GRANT. The Agreement hereby confirms that the Committee has granted the Employee an Option to purchase the Shares listed in the Term Sheet (each an "OPTION SHARE") in accordance with the Plan.

         3. STOCK OPTION PRICE. The Stock Option Price for each Option Share is listed in the Term Sheet.

         4.       VESTING.

                  (a) GENERALLY. Except as otherwise provided in the Plan or the Agreement, this Option shall automatically become vested and exercisable with respect to the Option Shares as set forth in the Term Sheet until the termination of this Option.



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

                  (b) CHANGE IN CONTROL. In the event of a Change in Control, this Option shall immediately vest and become exercisable on the date of such Change in Control with respect to all Option Shares until the termination of this Option.

                  (c) AGE AND YEARS OF SERVICE EQUAL OR EXCEED SEVENTY YEARS. If the employment of the Employee with the Corporation or a Subsidiary, as applicable, terminates (other than for Cause) and the Seventy Year Rule is satisfied on or before the date of such termination, the employment of such Employee with the Corporation or such Subsidiary shall be treated as if it continued on a full-time basis for purposes of determining the vesting of this Option under this Section 4.

                  (d)   OTHER EMPLOYMENT TERMINATION. Except as provided by
Section 4(b) and (c) above, in the event that the Employee shall cease being employed by the Corporation or a Subsidiary, as applicable, for any reason (including, but not limited to death, Permanent Disability or Cause) before the date on which any portion of this Option shall vest and become exercisable, such portion of this Option shall immediately terminate and never become exercisable with respect to any Option Shares.

         5.       EXERCISE PERIOD.

                  (a) TEN YEAR PERIOD. Notwithstanding anything in the Agreement to the contrary, this Option shall terminate on, and in no event may this Option be exercised in whole or in part after the Expiration Date.

                  (b) DEATH; PERMANENT DISABILITY. In the event that the Employee's employment with the Corporation or a Subsidiary, as applicable, terminates because of the death or Permanent Disability of the Employee, this Option, to the extent vested and exercisable under the Agreement, shall remain fully exercisable until the Expiration Date.

                  (c) FIVE YEARS OF SERVICE. In the event that the Employee has rendered at least five (5) Years of Service on or before the date on which the Employee's employment with the Corporation or a Subsidiary, as applicable, terminates (other than for Cause), this Option, to the extent vested and exercisable under the Agreement, shall remain exercisable until the Expiration Date.

                  (d) AGE AND YEARS OF SERVICE EQUAL OR EXCEED SEVENTY YEARS. If the employment of the Employee with the Corporation or a Subsidiary, as applicable, terminates (other than for Cause) and the Seventy Year Rule is satisfied on or before the date of such termination, the employment of such Employee with the Corporation or such Subsidiary shall be treated as if it continued on a full-time basis for purposes of determining the exercise of this Option under the Agreement.

                  (e) OTHER EMPLOYMENT TERMINATION. In the event that the Employee's employment with the Corporation or a Subsidiary, as applicable, terminates for any reason other than (i) for death, (ii) for Permanent Disability, (iii) after rendering five (5) Years of Service, (iv) after satisfying the Seventy Year Rule, or (v) for Cause, to the extent that this Option is vested

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



and exercisable under the Agreement on the date of such termination, this Option shall remain exercisable until the close of the three (3) month period beginning on the date of such event or until the Expiration Date, whichever is the shorter period.

                  (f) TERMINATION FOR CAUSE. In the event that the Employee's employment with the Corporation or a Subsidiary, as applicable, terminates for Cause before, on or after this Option becomes vested and exercisable under the Agreement, this Option shall automatically terminate and cease to be exercisable effective as of the close of the day before such event.

         6.       METHOD OF EXERCISE.

                  (a) Subject to the limitations set forth in the Agreement, this Option may be exercised by the Employee:

                        (i)     by paying the Stock Option Price as follows:
(A) in cash; (B) in previously owned whole Shares (for which the Employee has good title, free and clear of all liens and encumbrances) with an aggregate Fair Market Value equal to such Stock Option Price; (C) by authorizing the Corporation to retain whole Shares which would otherwise be issuable upon exercise of this Option having a Fair Market Value equal to such Stock Option Price; (D) in cash by a broker-dealer acceptable to the Corporation to whom the Employee has submitted an irrevocable notice of exercise; (E) in such other manner as the Committee in its Discretion shall determine; or (F) a combination of the methods described in clauses (A), (B), (C) and (D) above, and

                        (ii) by executing such documents as the Corporation may reasonably request.

                  (b) No Shares shall be issued upon exercise of this Option until the full Stock Option Price has been paid.

         7. NONTRANSFERABILITY OF OPTION. This Option may not be transferred by the Employee other than by will or the laws of descent and distribution. During the Employee's lifetime, this Option is exercisable only by the Employee or his guardian or legal representative, provided that, if so determined by the Committee in its Discretion, the Employee may, in a manner designated by the Committee, designate a beneficiary to exercise the rights of the Employee under this Option upon the death of the Employee. Absent such a designation, in case of death, such Option shall be exercisable by the executor, administrator or legal representative of the deceased Employee. Except as permitted by the foregoing, this Option may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) or subject to execution, attachment or similar process. Any attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of this Option shall be null and void.

         8. INVESTMENT REPRESENTATION. The Employee hereby represents and covenants that, (a) any Option Shares purchased upon exercise of this Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act, unless such Option Shares have been registered under the Securities Act and any applicable

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

state securities laws; (b) any subsequent sale of any such Option Shares, unless the issuance thereof has been registered under the Securities Act and any applicable state securities laws, shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Corporation, the Employee shall submit a written statement in form satisfactory to the Corporation, to the effect that such representation (i) is true and correct as of the date of purchase of any Option Shares hereunder or (ii) is true and correct as of the date of any sale of any such Option Shares, as applicable. As a further condition precedent to any exercise of this Option, the Employee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of the Option Shares and, in connection therewith, shall execute any documents which the Board of Directors or the Committee shall in its Discretion, deem necessary or advisable.

         9.       WITHHOLDING TAXES.

                  (a) As a condition precedent to any exercise of this Option, the Employee shall, upon request by the Corporation, pay to the Corporation in addition to the purchase price of the Option Shares being purchased, such amount as the Corporation may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "REQUIRED TAX PAYMENTS") with respect to such exercise of this Option and any related exercise by the Employee of his rights under this
Section 9. If the Employee shall fail to pay to the Corporation the Required Tax Payments after request by the Corporation, the Corporation or a Subsidiary, as applicable, through any of their respective officers may deduct any Required Tax Payments from any amount then or thereafter payable by the Corporation or such Subsidiary, as applicable, to the Employee.

                  (b) The Employee may, at his or her election, satisfy his or her obligation to make the Required Tax Payments by any of the following means:
(i) a cash payment to the Corporation in an amount equal to the Required Tax Payments; (ii) by surrendering to the Corporation previously owned whole Shares (for which the Employee has good title, free and clear of all liens and encumbrances) with an aggregate Fair Market Value equal to the Required Tax Payments; (iii) by authorizing the Corporation to retain from the Option Shares otherwise issuable to the Employee pursuant to the Employee's exercise of this Option a number of whole Option Shares with an aggregate Fair Market Value (less the aggregate Stock Option Price for such retained Shares) equal to the Required Tax Payments; (iv) a cash payment by a broker-dealer acceptable to the Corporation to whom the Employee has submitted an irrevocable notice of exercise; (v) by such other arrangements as the Committee in its Discretion shall determine; or (vi) any combination of the methods described in clauses
(i), (ii), (iii) and (iv) above. Any fraction of a Share that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Employee.

         10. ADJUSTMENT. In the event of a stock split, stock dividend, combination of Shares or any other change in the Corporation's common stock, a dividend or other distribution payable in cash or property, or an exchange of Shares for other securities, reclassification, reorganization, liquidation or other similar event, the Committee shall make appropriate adjustments to either or both of (a) the number of Shares then remaining available to be issued under this Option or (b)




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

the Stock Option Price that will apply to such Option Shares so as to maintain the intended value of this Option. If any such adjustment would result in a fractional Share being available for purchase under this Option, such fractional Share shall be disregarded. The decision of the Committee regarding the amount and timing of any adjustment under this Section 10 shall be conclusive.

         11. CHANGE IN CONTROL. In order to maintain the Employee's rights in the event of any Change in Control of the Corporation, the Committee, as constituted before such Change in Control, may in its Discretion take any one or more of the following actions: (a) provide for the acceleration of the vesting of this Option so that this Option may be exercised in full on or before a date fixed by the Committee; (b) provide for the repurchase of any such Option, in whole or in part, upon the Employee's request, for an amount of cash equal to the Fair Market Value (less the Stock Option Price) of the Option Shares that could have been purchased by the Employee upon the exercise of such Option had such Option been currently exercisable; (c) make such adjustment to any such Option as the Committee deems appropriate to reflect such Change in Control; or
(d) cause any such Option to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The foregoing provisions shall be in addition to and shall not limit in any way the accelerated vesting provisions of Section 4(b) above in the event of such a Change in Control.

         12. COMPLIANCE WITH APPLICABLE LAW. This Option is subject to the condition that if the listing, registration or qualification of the Shares subject to this Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of Shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Corporation agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

         13. NO RIGHTS AS COMMON STOCKHOLDER. The Employee shall not be entitled to any privileges of ownership with respect to the Option Shares unless and until purchased and delivered upon the exercise of this Option, in whole or in part, and the Employee becomes a stockholder of record with respect to such delivered Shares; and the Employee shall not be considered a stockholder of the Corporation with respect to any such Shares not so purchased and delivered.

         14. NO RIGHTS TO CONTINUED EMPLOYMENT. Nothing in the Plan or in the Agreement shall confer upon any individual any right to continue in the employ of the Corporation or a Subsidiary for a specified period of time or interfere with the right of such Corporation or Subsidiary, as applicable, to terminate such employment at any time.

         15. DECISIONS OF COMMITTEE. The Committee shall have the right to resolve all questions that may arise in connection with this Option or its exercise. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or the Agreement shall be final, binding and conclusive.



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

         16. CORPORATION TO RESERVE SHARES. The Corporation shall at all times prior to the expiration or termination of this Option reserve and keep available, either in its treasury or out of its authorized but unissued Shares, the full number of Shares subject to this Option from time to time.

         17. DEFINITIONS. The following words and phrases, wherever capitalized, shall have the following respective meanings, unless the context otherwise requires:

                  "AGREEMENT" shall have the meaning set forth in the Term
Sheet.

                  "ATTACHMENT" shall mean this Attachment.

                  "ATTAINED AGE" shall mean the Employee's chronological age (not the Employee's age on the nearest birthday).

                  "CAUSE" shall mean intentional or willful misconduct, gross neglect of duties or other material acts or omissions detrimental to the best interest of the Corporation or a Subsidiary.

                  "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

                     (a) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act or any successor provisions, regardless of whether the Corporation is then subject to such reporting requirement; or

                     (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than William J. Pulte, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or

                     (c) any change in the composition of the Corporation's Board of Directors resulting in a majority of the present directors not constituting a majority, provided that in making such determination, directors who were elected, or nominated for election, to the Corporation's Board of Directors with the affirmative votes of at least a majority of such present directors will be excluded; or

                     (d)      there shall be consummated:

                              (i)     any consolidation, reorganization or
merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities, or other property, other than a merger of the Corporation in which the holders of the Shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or



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                              (ii)    any sale, lease, exchange, or other
transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or

                              (iii)   an approval by the shareholders of the
Corporation of a plan or proposal for the liquidation or dissolution of the Corporation.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereof.

                  "CORPORATION" shall mean Pulte Homes, Inc. (formerly known as Pulte Corporation), a Michigan corporation, or any successor thereof.

                  "DISCRETION" shall mean, in the sole discretion of the Committee with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a key employee in a manner consistent with the treatment afforded other key employees with respect to the Plan.

                  "EMPLOYEE" shall have the meaning set forth in the introductory paragraph of this Attachment.

                  "EXPIRATION DATE" shall have the meaning set forth in the Term Sheet.

                  "FAIR MARKET VALUE" as of a specified date shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Shares on any exchange or other market on which the Shares shall be traded on such date, or if there are no sales on such date, on the next following day on which there are sales.

                  "GRANT DATE" shall mean the date listed in the Term Sheet.

                  "OPTION" or "OPTIONS" shall mean the right to purchase the Option Shares.

                  "OPTION SHARE" shall have the meaning set forth in Section 2 of this Attachment.

                  "PERMANENT DISABILITY" means sickness or disability extending for more than three consecutive months as a result of which the Employee is unable to perform his or her duties for the Corporation or a Subsidiary, as applicable, in the required and customary manner and a determination by the Corporation that such sickness or disability will continue for not less than an additional three months. The date of Permanent Disability shall be the date that the Corporation sends written notice to the Employee of such determination and of the termination of employment.

                  "PLAN" shall mean the Plan listed in the Term Sheet.

                  "REQUIRED TAX PAYMENT" shall have the meaning set forth in
Section 9(a) of this Attachment.



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                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SEVENTY YEAR RULE" shall mean that the sum of (a) the Attained Age of the Employee (excluding fractional periods) and (b) the total number of Years of Service of the Employee (excluding fractional periods) equals or exceeds seventy (70) years.

                  "SHARES" shall mean shares of the common stock of the Corporation.

                  "STOCK OPTION PRICE" shall have the meaning set forth in
Section 3 of this Attachment.

                  "TERM SHEET" shall mean the term sheet which is appended to this Attachment and which has been executed by the Corporation and the Employee.

                  "YEAR OF SERVICE" shall mean each twelve (12) month period (beginning with the date on which the Employee's employment with the Corporation or any Subsidiary commenced) during which the Employee was employed by the Corporation and/or any Subsidiary on a full-time basis; provided, however, that the Employee's employment with any corporation or other entity for periods before such corporation or other entity was acquired in whole or in part by the Corporation and/or any Subsidiary for acquisitions that occur after December 31, 2000 shall not be counted.

         18.      MISCELLANEOUS.

                  (a) DESIGNATION AS NONQUALIFIED STOCK OPTION. The Option is hereby designated as not constituting an "incentive stock option" within the meaning of Code Section 422. The Agreement shall be interpreted and treated consistently with such designation.

                  (b) SUCCESSORS. The Agreement shall bind and inure to the benefit of any successor or successors of the Corporation and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder.

                  (c) ENTIRE UNDERSTANDING. The Agreement contains the entire understanding of the parties hereto with respect to the subject matter of the Agreement and supersedes all prior agreements, written or oral, with respect thereto. The Agreement shall not be amended without the consent of each of the parties hereto.

                  (d) GOVERNING LAW. The validity, interpretation and performance of the Agreement shall be controlled and constructed under the laws of the State of Michigan (without regard to the conflict of law principles).

                  (e) JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, the Agreement shall be brought against the parties, as the sole and exclusive forum, in the courts of the State of Michigan in the County of Oakland, or in the United States District court for the Eastern District of Michigan, Southern Division, and each party consents to the jurisdiction of such courts (and of the

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

appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

                  (f) NOTICES. Any notice or other communication required or permitted under the Agreement shall be in writing and shall be delivered (i) by hand, (ii) by facsimile transmission (with confirmation of receipt from the sender's machine), (iii) by reputable overnight courier such as Federal Express, or (iv) by certified or registered mail, postage prepaid and shall be deemed given when so delivered by hand, delivered by facsimile transmission during normal business hours of the recipient party or reputable overnight courier or, if mailed, three days after the date mailed, as follows:


                          (i)   If to the Corporation, at:   Pulte Homes, Inc.
                                                             33 Bloomfield Hills Parkway
                                                             Suite 200
                                                             Bloomfield Hills, MI  48304-2946

                                                             Attention:  Vice President, General
                                                                         Counsel and Secretary

                                                             With a copy to the Treasurer of the
                                                             Corporation at the same address.

                          (ii)  If to the Employee, at the address contained in the Corporation's records.


Either party may from time to time change its address for purposes of the Agreement by giving notice specifying such change to the other party.

                  (g) COUNTERPARTS. The Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same instrument.

                  (h) FURTHER ASSURANCES. Each party agrees to execute such further instruments and documents and to do such further acts as may be reasonably requested by the other party to carry out the matters contemplated by the Agreement.

                  (i) HEADINGS. Captions and headings used herein are for convenience only and are not a part of the Agreement and shall not be used in construing it.



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